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                                                                      Exhibit 14

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-81892) pertaining to the Lincoln Life & Annuity Flexible Premium Variable Life Account Y, and to the use therein of our report dated March 27, 2003, with respect to the financial statements of Lincoln Life & Annuity Company of New York.


                                                          /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 24, 2003